Exhibit 99.1
Venaxis Files for FDA Clearance of APPY1 Test

Submission follows positive data from U.S. pivotal study

CASTLE ROCK, Colo., March 31, 2014 — Venaxis, Inc. (Nasdaq: APPY), an in vitro diagnostic company focused on obtaining FDA clearance for and commercializing its CE Marked APPY1™ Test, a rapid, multiple biomarker-based index assay for identifying patients that are at low risk for appendicitis, today announced that it has filed a 510(k) premarket submission for the APPY1 Test. Venaxis™ has requested concurrent de novo determination and 510(k) clearance from the U.S. Food and Drug Administration (FDA).

Steve Lundy, President and CEO of Venaxis, stated, “We are highly encouraged by the positive results from our pivotal clinical study, and I would like to thank all of our clinical partners and staff for the excellent work on this pivotal trial and submission. We look forward to working collaboratively with the FDA as they review our submission.”

In its pivotal U.S. clinical study, the APPY1 Test performed with negative predictive value (NPV) of 97.3%, which is the primary metric for the APPY1 Test, sensitivity of 96.9% and specificity of 37.8% on the target population. NPV and sensitivity are the key performance measures, and the results exceeded the clinical study protocol objectives and the results from Venaxis’ previous pilot study.

About Venaxis, Inc.
Venaxis, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its CE Marked APPY1 Test, the Company’s rapid, protein biomarker-based assay for appendicitis. This unique appendicitis test has projected high sensitivity and negative predictive value and is being developed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management. The APPY1 Test is being developed initially for pediatric, adolescent and young adult patients with abdominal pain, as this population is at the highest risk for appendicitis and has the highest risk of long-term health effects associated with CT imaging. While FDA clearance is being sought, a limited commercial launch for the APPY1 Test is ongoing in select European countries. For more information, visit www.venaxis.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of Venaxis, Inc. (“Venaxis”) as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Venaxis believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Venaxis. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to obtain FDA clearance or approval, maintain CE Marking, cost effectively manufacture and generate revenues from the APPY1 Test at a profitable price point, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, Venaxis does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in Venaxis’ recent filings with the SEC, including its Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014.

Venaxis and APPY1 are trademarks of Venaxis, Inc.

For Investors and Media:
Tiberend Strategic Advisors, Inc.
Joshua Drumm, PhD, jdrumm@tiberend.com; (212) 375-2664
Claire Sojda, csojda@tiberend.com; (212) 375-2686